UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION STATEMENT

Pursuant to Section 14(c) of the
Securities Exchange Act of 1934

Check the appropriate box:

☒   Preliminary Information Statement
☐   Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐   Definitive Information Statement

POWERDYNE INTERNATIONAL, INC.
(Name of Registrant As Specified In Its Charter)

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☐   Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

1.  Title of each class of securities to which transaction applies:

2.  Aggregate number of securities to which transaction applies:

3.  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11

4.  Proposed maximum aggregate value of transaction

5.  Total fee paid

☐ Check box if any party of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

POWERDYNE INTERNATIONAL, INC.
Jefferson Place
100 Jefferson Blvd, Suite 200
Warwick, Rhode Island 02888
(401) 739-3300

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

To the Stockholders of Powerdyne International, Inc.:

This Information Statement is furnished to the stockholders of Powerdyne International, Inc., a Delaware corporation (“Powerdyne” or the “Company”), in connection with our prior receipt of approval by written consent in lieu of a special meeting, of the holders of a majority of our voting securities of an amendment to our Certificate of Incorporation (the “Amendment”) to increase the number of authorized shares of common stock from 300,000,000 to 550,000,000.

On May 30, 2014, Powerdyne obtained the approval of the Amendment, by written consent of two stockholders that are the record owners of 103,446,194 and 12,000,000 shares of Powerdyne’s common stock, which represents in the aggregate approximately 50.8% of Powerdyne’s  voting power as of May 30, 2014. The filing of the Amendment with the Delaware Secretary of State cannot be effectuated until twenty (20) days after the mailing of this Information Statement.

POWERDYNE IS NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED TO NOT SEND A PROXY.   Because the written consent of the holder of a majority of our voting power satisfies all applicable stockholder voting requirements, we are not asking for a proxy: please do not send us one.

Only stockholders of record at the close of business on May 30, 2014 (the “Record Date”) shall be given a copy of this Information Statement.  The date on which this Information Statement will be sent to stockholders will be on or about June 9, 2014.

This Information Statement is for information purposes only.  Please read it carefully.

By Order of the Board of Directors

/s/ Dale P. Euga
Dale P. Euga
Chief Executive Officer, President and Director

June 6, 2014

This information statement (this “Information Statement”) is being furnished to all holders of the common stock of Powerdyne in connection with the proposed action by written consent to authorize the approval of an amendment of our Certificate of Incorporation to increase the number of authorized shares of common stock from 300,000,000 shares to 550,000,000 shares.

ITEM 1.

INFORMATION STATEMENT

This Information Statement is being furnished to all holders of the common stock of Powerdyne, in connection with resolutions of the board of directors, as approved by the written consent of the holders of an aggregate of 50.8% of the voting rights of the stockholders of Powerdyne as of the Record Date, and provides public notice of the approval of the Amendment.

The members of the board of directors have unanimously approved the Amendment, and two stockholders owning approximately 50.8% of the outstanding voting power of Powerdyne as of the Record Date, have adopted, ratified and approved the proposed action. No other votes are required or necessary to effectuate the proposed action.   See the caption "Vote Required for Approval" below. Such action by our stockholders will be effective twenty (20) calendar days after the date this Information Statement is first mailed to our stockholders and after the filing of the Amendment and required notices with the Delaware Secretary of State's office and the State of Delaware.

The Annual Report on Form 10-K for the year ended December 31, 2013, and any reports on Form 8-K and Form 10-Q filed by Powerdyne during the past year with the Securities and Exchange Commission (the “SEC”) may be viewed on the SEC’s website at www.sec.gov in the Edgar Archives. Powerdyne is presently current in the filing of all reports required to be filed by it. See the caption “Where You Can Find More Information” below.

QUESTIONS AND ANSWERS REGARDING THE ACTION

Q. WHY HAS THE PROPOSAL BEEN MADE TO AMEND OUR CERTIFICATE OF INCORPORATION?

A. Our board of directors believes that the authorized shares of common stock remaining available for issuance may not be sufficient to fulfill all of Powerdyne’s obligations to holders of securities convertible into shares of common stock of Powerdyne. Accordingly, our board of directors believes that it is in Powerdyne’s best interests to authorize the increase in the number of authorized shares of common stock as proposed. The increase in the number of authorized shares of common stock is recommended by Powerdyne’s board of directors in order to provide a sufficient reserve of such shares to fulfill such obligations and for the future growth and needs of Powerdyne.

Q. HAS THE BOARD OF DIRECTORS APPROVED THE PROPOSAL TO AMEND OUR CERTIFICATE OF INCORPORATION?

A. The board of directors has approved the proposed amendment of our Certificate of Incorporation as it is in the best interests of Powerdyne and the best interests of the current stockholders of Powerdyne.

Q. WHAT VOTE OF THE STOCKHOLDERS WILL RESULT IN THE PROPOSALS BEING PASSED?

A. To approve the proposal, the affirmative vote of holder of a majority of the voting rights of the common stock and other shares holding voting rights is required. A consent in favor of the proposal has already been received from two stockholders holding in the aggregate approximately 50.8% of the voting securities of Powerdyne.

Q. WHO IS PAYING FOR THIS INFORMATION STATEMENT?

A. Powerdyne will pay for the delivery of this Information Statement.

Q. WHOM SHOULD I CONTACT IF I HAVE ADDITIONAL QUESTIONS?

A: Linda H. Madison, Chief Financial Officer of Powerdyne International, Inc., telephone (401) 739-3300.

VOTE REQUIRED FOR APPROVAL

The board of directors of Powerdyne has adopted, ratified and approved the proposal to authorize the Amendment, and a stockholder of the Company holding a majority of the voting power on the Record Date has approved the Amendment.

AMENDMENT OF CERTIFICATE OF INCORPORATION

GRANT AUTHORITY TO THE BOARD OF DIRECTORS TO AMEND THE CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER SHARES OF COMMON STOCK

Purpose: Powerdyne’s board of directors has unanimously adopted a resolution seeking stockholder approval to authorize an amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock from 300,000,000 shares to 550,000,000 shares. Powerdyne’s Certificate of Incorporation, as currently in effect, authorizes Powerdyne to issue up to 300,000,000 shares of common stock, par value $0.0001 per share. The board of directors has proposed an increase in the number of authorized shares of the common stock of Powerdyne and two  stockholders holding a majority of the outstanding voting power have approved the filing of the Amendment.  Upon the filing of the Amendment, Powerdyne will be authorized to issue 550,000,000 shares of common stock.

The board of directors believes that authorizing this increase in the number of authorized shares of common stock is in the best interest of Powerdyne and its stockholders in that it could be obligated to issue common stock upon conversion of certain existing outstanding convertible debt in excess of the amount authorized and it will provide the Company with available shares that could be issued for various corporate purposes which may be identified in the future, including acquisitions, stock options, convertible debt and equity financings.  On May 30, 2014, Powerdyne had 300,000, 000 shares of common stock available for issuance, which when combining shares already issued and shares required to be reserved for three debt holders with convertible debt, we believe may not be sufficient to satisfy all outstanding debt obligations.

On May 30, 2014, we had convertible debt with a outstanding principal balance of $102,500 convertible into shares of common stock based upon the closing price of our stock on the conversion date. Of such debt, most of it converts into shares of our common stock at a conversion price of the lesser of $.022 a shares of 60% of the lowest trading price in the 25 trading days prior to conversion and some of it converts at 58% of the average of the lowest three trading prices of our common stock during the 10 trading days prior to conversion.  Therefore, it is difficult for us to accurately quantify the number of shares that we will be required to issue upon such conversions.  Using the May 30, 2014 numbers, if all of the Company’s outstanding debt was to convert to common stock, we would be required to issue approximately an additional 62,000,000 shares, which would only leave us 10,000,000 shares of common stock available for issuance. If the closing price of our common stock on a conversion date were to be lower than the May 30, 2014 closing price it is possible that the number of shares that we would be required to issue upon conversion of the notes could exceed our number of authorized shares. The board of directors believes that it is in Powerdyne’s and Powerdyne’s stockholders' best interests to authorize it to increase the availability of additional authorized but unissued capital stock to enable Powerdyne to promptly take advantage of market conditions and the availability of favorable opportunities without delay and expense associated with holding a special meeting of stockholders and to enable it to meet any obligations it may have to issue shares of common stock. The board of directors has no immediate plans, understandings, agreements or commitments to issue additional shares of stock for any purpose other than the issuance of shares upon conversion of existing debt and other outstanding convertible securities in accordance with their respective terms.  Although Powerdyne has no other current financing plans or understandings, agreements or commitments for financing, if an opportunity should present itself, Powerdyne may issue shares of common stock in connection with such a financing.

The increased capital will provide the board of directors with the ability to issue additional shares of stock without further vote of the stockholders of Powerdyne, except as provided under Delaware corporate law or under the rules of any national securities exchange on which shares of stock of Powerdyne are then listed. Under Powerdyne’s Certificate of Incorporation, the Powerdyne stockholders do not have preemptive rights to subscribe to additional securities which may be issued by Powerdyne, which means that current stockholders do not have a prior right to purchase any new issuance of capital stock of Powerdyne in order to maintain their proportionate ownership of Powerdyne’s stock.

Effect:  Issuance of any additional shares of common stock would both dilute the equity interest and the earnings per share of existing holders of the Company’s common stock. Such dilution may be substantial depending upon the amount of shares issued. The newly authorized shares will have voting and other rights identical to those of the currently issued common stock.  However, the increase could have a dilutive effect on the voting power of existing stockholders.

The authorization of additional capital, under certain circumstances, may have an anti-takeover effect, although this is not the intent of the board of directors. For example, it may be possible for the board of directors to delay or impede a takeover or transfer of control of Powerdyne by causing such additional authorized shares to be issued to holders who might side with the Board in opposing a takeover bid that the board of directors determines is not in the best interests of Powerdyne and our stockholders. The increased authorized capital therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging the initiation of any such unsolicited takeover attempts, the increased capital may limit the opportunity for Powerdyne stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The increased authorized capital may have the effect of permitting Powerdyne’s current management, including the current board of directors, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of Powerdyne’s business. However, the board of directors is not aware of any attempt to take control of Powerdyne and the board of directors did not propose the increase in Powerdyne’s authorized capital with the intent that it be utilized as a type of anti-takeover device.

The relative voting and other rights of holders of the common stock will not be altered by the authorization of additional shares of common stock.  Each share of common stock will continue to entitle its owner to one vote.

As a result of the increased authorization, the potential number of shares of common stock outstanding will be increased.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The board of directors fixed the close of business on May 30, 2014 as the record date for the determination of the stockholders entitled to notice of the action by written consent.

As of May 30, 2014, Powerdyne had issued and outstanding 227,411,356 shares of common stock. Two stockholders holding an aggregate of 50.8% of voting rights of the securities of Powerdyne, as of the Record Date, have consented to the action required to authorize the Amendment.

SECURITY OWNERSHIP OF EXECUTIVE OFFICERS, DIRECTORS AND FIVE PERCENT STOCKHOLDERS

The following table sets forth information as of May 30, 2014 regarding the beneficial ownership of Powerdyne’s common stock by each of its executive officers and directors, individually and as a group and by each person who beneficially owns in excess of five percent of the common stock after giving effect to any exercise of warrants or options held by that person.

		Number of Shares of	Percent
Name	Position	Common Stock	of Class (1)

Dale P. Euga	President and Director	103,446,194	45.5%
Arthur M. Read, II, Esq.	Vice President and Director	12,000,000	5.3%
Edwin S. Barton, II	Chief Operating Officer	6,833,333	3%
Stephen L. Caromile	Vice President	6,000,000	2.6%
Linda H. Madison	Secretary	1,000,000	*
Eric Foster	5% shareholder	15,000,000	6.5%

Total owned by officers and directors		129,297,527	56.4%

* Less than 1%

(1) Based upon 227,411,356 shares outstanding.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, associate of any director, executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in any action covered by the related resolutions adopted by the board of directors, which is not shared by all other stockholders.

FORWARD-LOOKING STATEMENTS

This Information Statement may contain certain “forward-looking” statements (as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission in its rules, regulations and releases) representing our expectations or beliefs regarding our Company. These forward-looking statements include, but are not limited to, statements concerning our operations, economic performance, financial condition, and prospects and opportunities. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including factors discussed in this and other of our filings with the Securities and Exchange Commission.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance with the Exchange Act, we file periodic reports, documents, and other information with the Securities and Exchange Commission relating to our business, financial statements, and other matters. These reports and other information may be inspected and are available for copying at the offices of the Securities and Exchange Commission, 100 F Street, N.E., Washington, DC 20549. Our SEC filings are also available to the public on the SEC’s website at http://www.sec.gov.

INCORPORATION OF FINANCIAL INFORMATION

We “incorporate by reference” into this Information Statement the information in certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. We incorporate by reference into this Information Statement the following documents we have previously filed with the SEC: our annual report on Form 10-K for the year ended December 31, 2013, and any reports on Form 8-K or other forms which have been filed with the SEC. All of these forms may be accessed through the EDGAR archives, at www.sec.gov.

Only one Information Statement is being delivered to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders. We will undertake to deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make a written or oral request by sending a written notification to our principal executive offices at Jefferson Place, 100 Jefferson Blvd, Suite 200, Warwick, Rhode Island 02888 or by calling our principal executive offices at (401) 739-3300, stating your name, your shared address, and the address to which we should direct the additional copy of the Information Statement or by calling our principal executive offices. If multiple stockholders sharing an address have received one copy of this Information Statement and would prefer us to mail each stockholder a separate copy of future mailings, you may send notification to or call our principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement and would prefer us to mail one copy of future mailings to stockholders at the shared address, notification of that request may also be made by mail or telephone call to our principal executive offices.

Dated: June 6, 2014

By Order of the Board of Directors

/s/ Dale P. Euga
Dale P. Euga, Chief Executive Officer, President and Director

APPENDICES

Exhibit A –	Written Consent of the Majority Stockholder

Exhibit B –	Certificate of Amendment to Certificate of Incorporation

Exhibit A

STATEMENT OF ACTION
BY WRITTEN CONSENT OF THE
MAJORITY STOCKHOLDER OF
POWERDYNE INTERNATIONAL, INC.

The undersigned, being the majority stockholders of Powerdyne International, Inc., a Delaware corporation (the "Corporation"), and acting hereunder without the convening of a formal meeting pursuant to Section 228 of the Delaware General Corporation Law, does hereby consent in writing to and adopt the following resolutions:

RESOLVED, that the Certificate of Amendment to the Certificate of Incorporation of the Corporation, in the form attached hereto (the “Amendment”), be, and hereby is, approved and the appropriate officers of the Corporation be, and hereby are, authorized, empowered and directed to file the Amendment on behalf of the Corporation with the Secretary of State of the State of Delaware and to make all filings necessary in connection therewith with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the undersigned majority stockholder of the Corporation has executed this Statement of Action by Written Consent as of the 30th day of May, 2014.

/s/ Dale P. Euga
Dale P. Euga

/s/ Arthur M. Read, II
Arthur M. Read, II

A-1

Exhibit B

CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
POWERDYNE INTERNATIONAL, INC.

POWERDYNE INTERNATIONAL, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware DOES HEREBY CERTIFY:

FIRST:  That ARTICLE FOUR shall be amended by replacing the first sentence of ARTICLE FOUR in its entirety as follows:

“The total number of shares of stock which shall have authority to issue is FIVE HUNDRED SEVENTY MILLION (570,000,000) shares of common stock, par value $.0001 per share, consisting of FIVE HUNDRED FIFTY MILLION (550,000,000) shares of common stock, par value $.0001 and TWENTY MILLION shares of preferred stock, par value $.0001.”

SECOND: That the foregoing amendment was duly adopted in accordance with the provisions of Section 228 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to the Certificate of Incorporation to be signed by Dale P. Euga, its Chief Executive Officer and President, this ______ day of June, 2014.

Dale P. Euga Chief Executive Officer and President

B-1